SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2003

CardioTech International, Inc.

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-28034	04-3186647
(State or other jurisdic- tion of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

78-E Olympia Avenue, Woburn, MA 01801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 933-4772

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. REGULATION FD DISCLOSURE.

On April 8, 2003, Michael Szycher, Chairman and CEO of CardioTech International, Inc. will make a presentation at the RedChip Partners Investor Conference to be held in New York at the Grand Hyatt to select investors who either hold securities of the Company or may be interested in acquiring securities of the Company.  Dr. Szycher will present to this audience a slide presentation substantially in the form as attached hereto as Exhibit 99.1.

EXHIBIT INDEX

ITEM NO. DESCRIPTION

99.1 Slide Presentation to be presented on April 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

	By:	/s/ Michael Szycher
Michael Szycher
Chairman and Chief Executive Officer

Date: April 7, 2003